December 16, 2011

Good afternoon,

Welcome to the first China Education International, Inc. update conference.

Before we get into the subject of today’s call, I would like to remind everyone of the safe harbor provisions, per the Securities and Exchange Commission:

This report contains forward−looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward−looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward−looking statements.

You can identify these forward−looking statements by words or phrases such as “may,” “will,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward−looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward−looking statements include, but are not limited to:

• our anticipated growth strategies;

• our future business development, results of operations and financial condition;

• expected changes in our revenues and certain cost and expense items;

• our ability to increase student enrollments and course fees and expand program, service and product offerings;

• competition in the language training, test preparation, primary and secondary education, educational content, software and other technology development and online education markets;

• risks associated with our offering of new educational programs, services and products and the expansion of our geographic reach;

• the expected increase in expenditures on education in China; and

• PRC laws, regulations and policies relating to private education and providers of private educational services.

You should read thoroughly the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward−looking statements by these cautionary statements. Other sections of this annual report include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward−looking statements.

You should not rely upon forward−looking statements as predictions of future events. The forward−looking statements made in this presentation relate only to events or information as of the date on which the statements are made in this report. We undertake no obligation to update or revise any forward−looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

As we approach the end of the year, which is also the end of our company’s first year of Education activity, we thought it valuable to review our progress over this year, and discuss some directions for the future.

My name is Joel Mason, and I am the Chairman and CEO of China Education International, Inc., whose trading symbol is CEII.

The past year has been both active and successful.

In early January of 2011, we filed our first 8-K and reported the acquisition of our first management agreement for a school operating within China.  The school is a highly rated and respected high school in what is perhaps the top textile center in China, and certainly one of the nation’s most affluent areas.  This agreement marked the beginning of our education activity coming alive.

During the year we added management contracts for an additional elementary school and a vocational training school as well, so at this point we are providing management and operational services for institutions with about 10,000 current students.

Those services can include, based on the particular school or institution, tuition, dormitory, food service, and a variety of other areas where we are involved.  We also are starting to provide some financial management services, operational services, and we expect that these areas will be expanding over the next 12 months.

We are currently in negotiation with three more schools and hope that we may be able to announce contracts with them later this month or early in 2012, subject to completion of the due diligence, audit, and negotiations now taking place.  Should those be completed, our total number of students could grow to more than 27,000 during the next several months.

Our representatives and staff have visited more than 70 schools and we are in early discussions with more than 15 schools that fit each of the most important requirements for inclusion in our group.  Those criteria include:

•	Sound, mature and well-regarded leadership

•	Reputation for educational excellence

•	Excellent standing in its community

•	Support of the local government and educational system

•	The ability to grow at a rapid rate by attracting and adding students, expanding the grades offered – like adding a middle school as an example -- or providing new academic programs

•	A dedication to establishing international education programs and the desire to benefit from being part of our new school brand, which we plan to introduce during 2012

•	A history of accurate financial reporting, complete transparency with local and central governments, and auditability.

We are extremely aware of the need for an American public company with business activity in China to be vigilant and provide accurate reporting of all areas of its activity.

We have already established procedures that help insure both accuracy and transparency.

There are some interesting features of our business model:

•	One is that our business has almost no accounts receivable, since tuition and school charges are almost always paid before the school term begins.

•	Another is that we have extremely low inventory because we are not manufacturing anything, and no work-in-process, for the same reason.

•
A third is that because we manage the “school” rather than the building and land, we have no costs for improvements, repairs, etc.  Our balance sheet is lean, and the profits we earn suffer no dilution maintaining hard assets.

Importantly, our contractual agreements involve “equity only” transaction…there is no cash payment.  This enables us to grow and add new schools quickly, subject only to completing a full due diligence and audit of the school, and the willingness of the school to participate with us.

While there is much to suggest that our model can and should be extremely profitable, the core of those estimates are the gross margins that the schools themselves achieve.  For example, the gross margins our managed schools estimate for 2012 is in the range of $350 to $500 per student per year.

Our business plan for 2012 includes providing various services to both schools we manage, as well as for independent schools not managed by us, and in the future, perhaps adding students studying within the United States as well as in China.  During the past year, we have identified three important international areas where we can add value and we are now implementing programs in each of these fields.

One is the providing of international study programs for both American and Chinese students.  Chinese students wanting to continue their education in Western nations are seeking opportunities to become American college students, while American students are seeking enrichment opportunities which involve visiting, studying and living in China.

Through our purchase of an exclusive license from American Education Center (“AEC”), an organization with a 12 year history in these activities, we are now preparing to announce new and unique programs servicing these areas.

Our strength in this area is expected to come from a combination of formal and informal, direct and indirect, representation and cooperation agreements and understandings we have had with more than 40 American colleges and universities, and more than 20 Chinese schools.

These agreements include several of what are often seen as being among the top colleges/universities in all of China, which provides us with an impressive platform from which to offer our programs.

Our exclusive license for AEC provides us with the expertise that was responsible for the successful training thousands of students, directly or indirectly, within China and in the United States.

The second of these new areas is an important enhancement of the traditional and well known English language teaching system which is accepted throughout China.  It is commonly referred to as “English as a Second Language” or “ESL.”

We have developed several new and improved concepts for ESL and we have discussed them thoroughly with many schools within China.

We will be introducing this comprehensive program during the first quarter of 2012, and it is expected to be potentially high revenue producing, at extremely favorable margins.   We expect to obtain traditional protection for our developed intellectual property through Copyrights, Trademarks, and Registrations, as appropriate and obtainable.

The recruiting of students for this and other programs will be through our own managed schools, the teachers, and the many other educators our management and associates have encountered and identified.

During the next weeks, we expect to be announcing CEII’s new directors and officers.  They have been offering their guidance and suggestions during these past months, and will now join us in formal positions.  Many are Americans, and some are Chinese, supporting our commitment to provide leadership from both our nations, enabling our organization to benefit from the knowledge and expertise they each have accumulated during their successful careers.

The purpose of this conference is not to provide earnings guidance or even a projection for 2012’s revenue or income.  These areas will be covered at a future meeting.  Our purpose here is to provide some basic information regarding the directions our company is taking as we move from our first year’s operation within the education segment, to the future and 2012.

We sincerely appreciate your support during this first year of our involvement in the Chinese education area, and believe that during the next year, our company will be at the leading edge of China’s rapidly expanding education market.

Of course, we will be releasing additional information in our periodic filings…our 10K and 10Qs.  In addition, we plan to have our first earnings conference in January, and at that time, we expect to have a good projection of our revenue for the year in our basic core school business, as well as the other areas of our activities.

We thank you all for your participation and hope to see you at next year’s stockholder’s meeting.

Thank you.